SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 18, 2006

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2006, as reported below in Item 5.02, James H. Blanchard resigned as Chairman of the Board of Directors of Synovus Financial Corp. (“Synovus”). Mr. Blanchard will continue to serve as a director of Synovus. The plan for this management change was previously reported in Synovus’ Current Report on Form 8-K dated June 14, 2005. On October 18, 2006, Synovus entered into a one-year consulting agreement with Mr. Blanchard pursuant to which Mr. Blanchard will provide consulting and advisory services to Synovus. Mr. Blanchard will be paid a consulting fee of $26,667 per month during the term of the Consulting Agreement, which ends on October 18, 2007. In addition, Mr. Blanchard will be entitled to the personal use of Synovus aircraft in accordance with the Synovus Financial Corp. Personal Use of Aircraft Policy during the term of the Consulting Agreement which, in general, will entitle Mr. Blanchard to 25 hours of personal use of Synovus aircraft during the term of the Consulting Agreement. Mr. Blanchard will also be entitled to certain office space and administrative assistance during the term of the Consulting Agreement and for two years thereafter.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 18, 2006, Synovus issued a press release and will hold an investor call and webcast to disclose financial results for the quarter ended September 30, 2006. The press release and Supplemental Information for use at this investor call are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This information shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 18, 2006, James H. Blanchard resigned as Chairman of the Board of Directors of Synovus and the Board of Directors elected Richard E. Anthony, Chief Executive Officer of Synovus, as Chairman of the Board, effective October 18, 2006. Mr. Blanchard will continue to serve as a director of Synovus and Mr. Anthony will continue to serve as Chief Executive Officer of Synovus. The plans for these management changes were previously reported in Synovus’ Current Report on Form 8-K dated June 14, 2005.

On October 18, 2006, the Board of Directors of Synovus elected Frederick L. Green, III as President and Chief Operating Officer of Synovus. Mr. Green, age 48, has been Vice Chairman of Synovus since 2003. From 1991 to 2003, Mr. Green served in various capacities with The National Bank of South Carolina, a banking subsidiary of Synovus, including President of The National Bank of South Carolina.

In connection with his election as President and Chief Operating Officer, Synovus’ Compensation Committee increased Mr. Green’s annual base salary from $390,000 to $500,000 and established a target percentage payout of 85% for Mr. Green under Synovus’ Executive Cash Bonus Plan, effective November 1, 2006.

The Board of Directors also elected Mr. Green to the Board of Directors of Synovus, effective as of October 18, 2006. Mr. Green will serve until the 2007 Annual Meeting of Shareholders.

Attached as Exhibit 99.3 and incorporated herein by reference is the press release issued by Synovus on October 18, 2006 announcing these changes in its management.

Item 7.01	Regulation FD Disclosure. See Item 2.02 above.
Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
	Exhibit No.	Description
	10.1	Consulting Agreement dated October 18, 2006 by and between Synovus and James H. Blanchard
	99.1	Synovus’ press release dated October 18, 2006 with respect to earnings

99.2	Supplemental Information prepared for use with the earnings press release
99.3	Synovus’ press release dated October 18, 2006 with respect to management changes

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Dated: October 18, 2006	By:/s/ Kathleen Moates Kathleen Moates Senior Deputy General Counsel